PPL CORPORATION

TWO NORTH NINTH STREET

ALLENTOWN, PA 18101

March 31, 2003

Dear Shareowner:

We have previously sent to you proxy material for the Annual Meeting of PPL Corporation, to be held on April 25, 2003. Your Board of Directors has unanimously recommended that shareowners vote FOR Items 1, 2 and 3, and AGAINST Items 4, 5 and 6.

Your vote is important — please vote your proxy TODAY by telephone, via the Internet, or by signing and returning the enclosed proxy card.

Thank you for your cooperation.

Very truly yours,

Robert J. Grey

Secretary

IMPORTANT NOTE:

Remember, you can now vote by telephone or via the Internet —

Simply follow the easy instructions on the enclosed

proxy or voting instruction card.

If you have any questions, or need assistance in the voting

of your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-877-825-8777.